UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007 (September 12, 2007)

HEARTWARE LIMITED
 (Exact name of registrant as specified in its charter)

State of Victoria, Australia	000-52595	98-0498958
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 57 MLC Centre 19-29 Martin Place Sydney NSW 2000 Australia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +612 9238 2064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On September 12, 2007, HeartWare Limited (the “Company”) and Ms. Jane Reedy entered into a Separation Agreement (the “Separation Agreement”) pursuant to which Ms. Reedy agreed to resign effective December 31, 2007, described more fully in Item 5.02 below. The Separation Agreement effectively terminates the Employment Agreement between Ms. Reedy and the Company dated April 14, 2005, as amended by letter agreement dated November 13, 2006.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed in a press release and as reported in the Company’s Current Report on Form 8-K dated October 31, 2007, the Company announced the resignation of Ms. Jane Reedy from the position of Vice President of Sales and Marketing of the Company. On September 12, 2007 (the “Signing Date”), the Company and Ms. Reedy entered into a Separation Agreement, pursuant to which, among other things, Ms. Reedy voluntarily agreed to resign from all positions with the Company effective December 31, 2007 (the “Effective Date”). The Separation Agreement contains a general release by Ms. Reedy of the Company from all liability of whatever kind and nature arising out of, or related to Ms. Reedy’s employment with the Company or the termination of her employment up to the Signing Date. In addition, Ms. Reedy further agreed to execute and deliver a second general release on the Effective Date releasing the Company from any claims arising between the Signing Date and the Effective Date. Pursuant to the Separation Agreement, Mr. Reedy shall continue to be employed by the Company with her current title until the Effective Date and will continue to receive all of her current compensation and benefits until such date. Also pursuant to the Separation Agreement, commencing in January 2008, the Company shall pay Ms. Reedy the sum of $220,000, less applicable withholding, as a severance payment (the “Severance Payment”). The Severance Payment shall be made bi-weekly in accordance with the Company’s normal payroll policy, over the twelve (12) month period following the Effective Date.

In connection with Ms. Reedy’s resignation, an aggregate of 573,153 options to purchase the Company’s ordinary shares under its Employee Stock Option Plan shall remain exercisable until January 31, 2008. Thereafter, such options shall expire according to their terms and be of no further force or effect.

The summary of the Separation Agreement set forth above is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Separation Agreement, dated September 12, 2007, between Jane Reedy, HeartWare, Inc. and, as to Sections 2, 6, 7, and 9 only, HeartWare Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited
Date: December 14, 2007	By	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Separation Agreement, dated September 12, 2007, between Jane Reedy, HeartWare, Inc. and, as to Sections 2, 6, 7, and 9 only, HeartWare Limited.

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